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                                                                   EXHIBIT 23.03


           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, filed on or about November 17, 2000 of Niku Corporation of our report dated April 14, 2000, relating to the consolidated financial statements of ABT Corporation as of December 31, 1999 and for each of the three years in the period then ended, which appears in the current report on Form 8-K/A of Niku Corporation dated August 4, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, NY

November 16, 2000